Exhibit 10.3
NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUED UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

TRUE DRINKS HOLDINGS, INC.

FIVE-YEAR WARRANT

TO PURCHASE

[____________] SHARES

OF COMMON STOCK

Warrant No.: ___ Date of Issuance: April __, 2013

FOR VALUE RECEIVED, TRUE DRINKS HOLDINGS, INC., a Nevada corporation (together with its successors and assigns, the “Company”), hereby certifies that, ___________ or its Permitted Transferees (as hereinafter defined) (the “Holder”), is entitled to purchase from the Company up to a total of _________ (____) shares of common stock, $0.001 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, collectively, the “Warrant Shares”) at an initial exercise price of $1.10 per share of Common Stock (as adjusted from time to time as provided in Section 7 hereof, the “Exercise Price”), at any time and from the date hereof until it expires at 5:00 p.m., Eastern time, on the fifth (5th) anniversary of this Warrant (the “Expiration Date”), and subject to the following terms and conditions.  The term “Common Stock,” as used herein shall include, unless the context otherwise requires, the stock and other securities and property at the time receivable upon the exercise of this Warrant.  The term “Warrants,” as used herein, shall mean this Warrant and any other Warrants delivered in substitution or exchange therefor as provided herein.

This Warrant is issued pursuant to that certain Senior Note (the “Note”), dated May ___, 2013, by and between the Company and the holder identified therein.

1. Definitions.  In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note.

2. Registration of Warrant.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3. List of Transfers; Restrictions on Transfer.

(a) This Warrant and the Warrant Shares are subject to the restrictions on transfer set forth in this Section 3.  The Holder agrees that it will only sell or otherwise transfer this Warrant and any Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(b) The Company shall register any such transfer and/or assignment, made in accordance with the terms hereof, of any portion of this Warrant to one or more Persons (each a “Permitted Transferee”) of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant to the Company at its address set forth herein, with the Form of Assignment attached hereto as Exhibit B, duly completed and signed.  Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred, shall be issued to the Permitted Transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder.  The acceptance of the New Warrant by the Permitted Transferee thereof shall be deemed the acceptance by such Permitted Transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant.  For the purposes hereof, the term “Person” means an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

(c) In the event that a registration statement covering the Warrant Shares is not effective at any time that this Warrant is exercised, (i) the Warrant Shares issuable upon such exercise shall be “restricted securities,” and (ii) the stock certificate evidencing the Warrant Shares shall bear a restrictive legend referring to the Securities Act of 1933, as amended (the “1933 Act”), in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT.

(d) The legend referred to in Section 3(c) above and the stock transfer instructions and record notations with respect to such restricted securities shall be removed and the Company shall issue a certificate without such legend to the Holder of such securities if (i) such securities are registered for resale under the 1933 Act or (ii) such Holder provides the Company with an opinion of counsel reasonably acceptable to the Company to the effect that a sale or transfer of such securities may be made without registration or qualification.

4. Exercise and Duration of Warrants.

(a) This Warrant shall be exercisable, in whole or in part, by the registered Holder at any time and from time to time on or after the date hereof until it expires at 5:00 p.m., Eastern time, on the Expiration Date.

(b) Mechanics of Exercise.

(i) Delivery of Exercise Notice and Payment. The Holder may exercise this Warrant by delivering to the Company at the address provided herein (i) an exercise notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, which may take the form of a “cashless exercise” if so indicated in the Exercise Notice in accordance with Section 8 of this Warrant, and the date such items have been delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”  This Warrant shall be deemed to have been exercised on the Exercise Date.  The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become for all purposes a holder of record of the Warrant Shares issuable to such Holder or other person pursuant to the Exercise Date.  In no event is the Holder required to deliver a Warrant to effectuate an exercise of this Warrant.

(ii) Delivery of Certificates Upon Exercise.  Certificates for the Warrant Shares purchased pursuant to an Exercise Notice shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of such Warrant Shares to or resale of the Warrant Shares by the Holder and the Holder agrees in writing to make any resale of the Warrant Shares in accordance with such registration statement or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144, and otherwise by physical delivery to the address specified by the Holder in the Exercise Notice by the date (the “Warrant Share Delivery Date”) that is three (3) Trading Days after the Exercise Date.  The term “Trading Day” shall mean a day that the OTCQB is open for trading for three or more hours, but shall exclude any day on which less than 1,000 shares of Common Stock are traded.

(iii) Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of such Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iv) Failure to Deliver Certificates.  If, in the case of any Exercise Notice, such certificate or certificates for Warrant Shares issuable pursuant to such Exercise Notice are not delivered to or as directed by the applicable Holder by the Warrant Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Exercise Notice, in which event the Company shall promptly return to the Holder any Warrant certificate delivered to the Company by such Holder and the Holder shall promptly return to the Company any Common Stock certificates issued to such Holder pursuant to the rescinded Exercise Notice.

(v) Obligation Absolute; Partial Liquidated Damages.  The Company’s obligations to issue and deliver the Warrant Shares upon conversion of this Warrant in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to such Holder in connection with the issuance of such Warrant Shares.  In the event a Holder shall elect to convert this Warrant into all or any portion of the shares of Common Stock issuable pursuant to this Warrant, the Company may not refuse to exercise this Warrant based on any claim that such Holder or any Person associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining exercise of all or part of this Warrant of such Holder shall have been sought and obtained, and the Company posts a surety bond for the benefit of such Holder in the amount of 200% of the payment to be provided by the Holder to the Company pursuant to such Exercise Notice or if Warrant Shares are issued by means of a cashless exercise, as if payment would have be made by the Holder to purchase the Warrant Shares, which bond shall remain in effect until the completion of arbitration/litigation (including, but not limited to, through any and all appeals process), of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment.  In the absence of such injunction, the Company shall issue the Warrant Shares and, if applicable, cash, upon receipt of an Exercise Notice from a Holder pursuant hereto. If the Company fails to deliver to a Holder any certificate or certificates for Warrant Shares by the Warrant Share Delivery Date applicable to such Exercise Notice, the Company shall pay to such Holder, in cash, as liquidated damages and not as a penalty, $200 per Trading Day (increasing to $400 per Trading Day on the fifth (5th) Trading Day after such damages begin to accrue) for each Trading Day after the Warrant Share Delivery Date until such certificates (which must be unlegended if the Warrant Shares are registered for resale pursuant to an effective registration statement or eligible for resale without restrictions pursuant to Rule 144) are delivered or the Holder rescinds such Exercise Notice.  Nothing herein shall limit a Holder’s right to pursue actual damages hereof for the Company’s failure to deliver Warrant Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.  The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(vi) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to a Holder the applicable certificate or certificates by the Warrant Share Delivery Date (a “Delivery Default”), and if after such Warrant Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Warrant Shares which such Holder was entitled to receive upon the conversion relating to such Warrant Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount, if any, by which (x) such Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the exercise at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) a Warrant to purchase such number of shares of Common Stock as submitted for exercise in the Exercise Notice in question (in which case, such exercise shall be deemed rescinded) or deliver to such Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements herein. For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of the Warrant with respect to which the actual sale price of the Warrant Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay such Holder $1,000.  The Holder shall provide to the Company written notice indicating the amounts payable to such Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, in law or equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of all or any portion of this Warrant as required pursuant to the terms hereof.

(c) Exercise Disputes.  In the case of any dispute with respect to, among other items related to this Warrant, the number of Warrant Shares to be issued upon exercise of this Warrant, the calculations and/or entries set forth on the Exercise Notice shall control in the absence of manifest or mathematical error.

5. Charges, Taxes and Expenses.  Issuance and delivery of certificates for Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder.  The Holder shall be responsible for all other tax liabilities that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

6. Reservation of Warrant Shares.  The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, two hundred (200%) percent of the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (after giving effect to the adjustments and restrictions of Section 7, if any).  The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.  The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

7. Certain Adjustments.  The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 7.

(a) Adjustment for Dividends in Other Stock and Property Reclassifications. In case at any time or from time to time after the date of the original issuance of this Warrant pursuant to the Note (the “Original Issuance Date”) and before the Expiration Date, the holders of the Common Stock shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor,

(i) other or additional stock or other securities or property (other than cash) by way of dividend,

(ii) any cash or other property paid or payable out of any source other than retained earnings (determined in accordance with generally accepted accounting principles), or

(iii) other or additional stock or other securities or property (including cash) by way of stock-split, spin-off, reclassification, combination of shares or similar corporate rearrangement (other than (x) additional shares of Common Stock or any other stock or securities into which such Common Stock shall have been changed, (y) any other stock or securities convertible into or exchangeable for such Common Stock or such other stock or securities or (z) any stock purchase rights, issued as a stock dividend or stock-split, adjustments in respect of which shall be covered by the terms of Section 7(c) or Section 7(d) or Section 7(e)), then and in each such case, a Holder, upon any conversion of this Warrant (or any portion hereof), shall be entitled to receive the amount of stock and other securities and property (including cash in the cases referred to in clauses (i) and (ii) above) which such Holder would have been entitled to receive had such Holder been the holder of record, on the date of any such issuances described in clauses (i), (ii) or (iii), of the number of shares of Common Stock into which this Warrant (or any portion thereof) is being converted, giving effect to all adjustments called for during such period by Section 7(a) and Section 7(b).

(b) Adjustment for Reorganization, Consolidation and Merger.  In case of any reorganization of the Company after the Original Issuance Date and before the Expiration Date, the Company (or any such other corporation) shall consolidate with or merge into another corporation or entity or convey all or substantially all its assets to another corporation or entity (any such reorganization or other event hereafter being referred to as a “Reorganization”), then and in each such case this Warrant (or any portion thereof), upon conversion, as and at any time after the consummation of such Reorganization, shall be converted into, in lieu of the stock or other securities and property into which this Warrant (or any portion thereof) would have been convertible prior to such Reorganization, such stock or other securities or property to which this Warrant (or any portion thereof) would have converted if they had been converted immediately prior to any such Reorganization, subject to further adjustment as provided in this Section 7.

(c) Adjustment for Certain Dividends and Distributions.  If the Company at any time, or from time to time, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event, the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date as the case may be, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Exercise Price shall be adjusted pursuant to this Section 7(c) as of the time of actual payment of such dividends or distributions.

(d) Stock Split and Reverse Stock Split.  If the Company at any time, or from time to time, effects a stock split or subdivision of the outstanding Common Stock, the Exercise Price then in effect immediately before that stock split or subdivision shall be proportionately reduced.  If the Company at any time, or from time to time, effects a reverse stock split or combines the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price then in effect immediately before that reverse stock split or combination shall be proportionately increased.  Each adjustment under this Section 7(d) shall become effective at the close of business on the date the stock split, subdivision, reverse stock split or combination becomes effective.

(e) Sale of Shares below Exercise Price. Subject to the exceptions set forth in Section 7(e)(iii), commencing on the Original Issuance Date and terminating on the Expiration Date, if the Company at any time, or from time to time, issues or sells, or is deemed by the provisions of this Section 7(e) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), for an Effective Price (as hereinafter defined) that is less than the then existing Exercise Price, then and in each such case the then existing Exercise Price shall be reduced, as of the opening of business on the date of such issue or sale, concurrently with such issuance of Additional Shares of Common Stock (a “Diluting Issuance”), to the Effective Price of the Additional Shares of Common Stock sold (or deemed sold) that gave rise to an adjustment in the Exercise Price pursuant to this Section 7(e).

(i)        For the purpose of making any adjustment required under this Section 7(e), the consideration received by the Company for any issue or sale of securities shall (i) to the extent it consists of cash be computed at the amount of cash received by the Company, (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Company’s board of directors (the “Board”), (iii) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, and (iv) be computed after reduction for all expenses payable by the Company in connection with such issue or sale.

(ii) For the purpose of the adjustment required under this Section 7(e), if the Company issues or sells any rights, warrants and/or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as “Convertible Securities”) and if the Effective Price of such Additional Shares of Common Stock is less than the Exercise Price then in effect, then the Company shall be deemed to have issued at the time of the issuance of such rights, warrants and/or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights, warrants and/or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable (or in the event of such rights or options containing a cashless exercise feature, the minimum amounts of consideration the Company would have otherwise received in the absence of such feature) to the Company upon the exercise of such rights, warrants and/or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof.

(iii) “Additional Shares of Common Stock” shall mean all securities issued by the Company on or after the Original Issuance Date, whether or not subsequently reacquired or retired by the Company other than (A) shares of Common Stock issuable upon exercise of any Warrants issued by the Company to purchasers of the Notes, (B) shares of Common Stock issuable upon exercise of warrants and/or options prior to the Original Issuance Date, (C) shares of Common Stock issued pursuant to any employee stock option plan adopted by the Board of and the shareholders of the Company or previously granted to officers and/or directors of the Company, or (D) shares of Common Stock issued in consideration with a merger, acquisition and/or reorganization provided any such transaction is with a non-affiliated third party and is approved by the unanimous written consent of the Board.

(iv) The “Effective Price” of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 7(e), into the aggregate consideration received, or deemed to have been received, by the Company for such issue under this Section 7(e), for such Additional Shares of Common Stock.

(v) Reductions in Price of Outstanding Securities.  Other than a reduction pursuant to its applicable provisions under this Section 7(e), any reduction in the conversion price of any Convertible Security, whether outstanding on the Original Issuance Date or thereafter, or the subscription price of any option, warrant or right to purchase Common Stock or any Convertible Security (whether such option, warrant or right is outstanding on the Original Issuance Date or thereafter), to an Effective Price less than the Fair Market Value (as defined below) or the then applicable conversion price shall be deemed to be an issuance of such Convertible Security and the issuance of all such options, warrants or subscription rights, and the provisions of Section 7(e) shall apply thereto mutatis mutandis.

(vi) “Fair Market Value” shall mean, as of any date: (i) if shares of the Common Stock are listed on a national securities exchange, the average of the closing prices as reported for composite transactions during the ten (10) consecutive Trading Days preceding the Trading Day immediately prior to such date or, if no sale occurred on a Trading Day, then the mean between the closing bid and ask prices on such exchange on such Trading Day; (ii) if shares of the Common Stock are not so listed but are traded on the OTCQB, the average of the highest reported bid and lowest reported asked prices as reported by the OTCQB or the National Quotations Bureau, as the case may be; or (iii) if the shares of the Common Stock are not then publicly traded, the fair market price of the Common Stock as determined in good faith by the Holders owning no less than 67% of Warrant Shares issuable upon exercise of then issued and outstanding Warrants.

(f) Certain Record Dates.  In case the Company shall take a record of the holders of shares of its stock of any class for the purpose of entitling them (a) to receive a dividend or a distribution payable in Common Stock or in Convertible Securities, or (b) to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Additional Shares of Common Stock issued or sold or deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution, or the date of the granting of such rights of subscription, purchase or other acquisition, as the case may be.

(g) No Adjustment in Certain Circumstances.  No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $.005 in such price; provided, however, that any adjustments which by reason of this Section 7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder.  All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be, and shall be subject to any proportionate adjustments as contemplated under Section 7(d).

(h) No Impairment.  The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holders of the Warrants against impairment.

(i) Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 7, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of any Warrants a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of any Holder of any Warrants, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustments and readjustments, (b) the Exercise Price at the time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of the Warrants held by the Holder.

(j) Stock Purchase Rights.  If at any time, or from time to time, the Company grants or issues to the record holders of the Common Stock any options, warrants or rights (collectively, “Stock Purchase Rights”) entitling any holder of Common Stock to purchase Common Stock or any security convertible into or exchangeable for Common Stock or to purchase any other stock or securities of the Company, the Holders of Warrants shall be entitled to acquire, upon the terms applicable to such Stock Purchase Rights, the aggregate Stock Purchase Rights which such Holders of Warrants could have acquired if they had been the record holder of the maximum number of shares of Common Stock issuable upon conversion of their Warrants on both (x) the record date for such grant or issuance of such Stock Purchase Rights, and (y) the date of the grant or issuance of such Stock Purchase Rights.

(k) Fundamental Transaction. If, at any time while any Warrants are outstanding, (A) the Company effects any merger, consolidation or similar transaction of the Company with or into another Person, (B) the Company effects any sale of all or substantially all of its assets in one or a series of transactions, (C) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (D) the Company effects any reclassification of the Common Stock or any share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (each “Fundamental Transaction”), then, upon any exercise of this Warrant, the Holder shall have the right to receive, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring Person or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such merger, consolidation, or disposition of assets or other similar transaction by a holder of the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such event.  For purposes of any such exercise, the determination of the conversion price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving Person to comply with the provisions of this Section 7 and insuring that this Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(l) Adjustment for Default.  In addition to any other rights available to the Holder, if the Company at any time, or from time to time, commits a Delivery Default, defaults on any obligation under the Note or this Warrant, , then the Exercise Price then in effect shall be decreased to the lower of (i) $0.55 per share of Common Stock or (ii) the VWAP (as defined below) for the ten (10) Trading Day period ending on the date of such default.

8. Payment of Exercise Price.  The Holder shall satisfy its obligation to pay the Exercise Price by either (i) payment by check, in immediately available funds or in any other reasonable method (a “cash exercise”), or (ii) provided that at the time of exercise of this Warrant no registration statement covering the resale of the Warrant Shares to be issued shall be effective, a “cashless exercise” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:
X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised (prior to cashless exercise).

A = the VWAP for the ten (10) Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For the purposes hereof, the term “Trading Day” shall mean any day on which the Common Stock is traded for any period on the OTCQB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded, but shall exclude any day on which less than 1,000 shares of Common Stock are traded.

For purposes of this Section 8, “VWAP” means the volume weighted average of the VWADP (defined hereafter) of the Common Stock for the applicable number of consecutive Trading Days as provided elsewhere herein (the “Trading Period”), determined as follows:

(1)           The percentage of the total trading volume for the entire Trading Period being so calculated for each Trading Day, during the applicable Trading Period, by dividing the number of shares traded on each such Trading Day by the total trading volume for the entire Trading Period (the “Trading Day Volume Percentage”);

(2)           Next, the Trading Day Volume Percentage for each Trading Day is multiplied by the applicable VWADP for each such Trading Day resulting in the Trading Day Weighted Daily Price (the “TDWDP”); and

(3)           The VWAP is then computed by obtaining the sum of the TDWDP for all of the Trading Days during the Trading Period.

(A)           “VWADP” shall mean the price determined by the first of the following clauses which applies:  (i) the daily volume weighted average of the Common Stock for such date on the OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg (based on a Trading Day) from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time); (ii) the average of the highest bid price and the lowest ask price of any market makers for such security as reported in the OTCQB or on the principal securities exchange or other securities market on which the Common Stock is then listed or quoted for trading as reported by Bloomberg (based on a Trading Day) from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time); or (iii) the value of such security as mutually agreed upon in good faith by Holders owning no less than 67% of the aggregate value of all Warrants then outstanding and the Company, provided that if such agreement cannot be made no later than five (5) Trading Days following the date such VWADP must be determined as provided herein, the VWADP shall be determined in good faith by Holders owning no less than 67% of the aggregate value of all Warrants then outstanding.  For purposes of determining VWADP, the Company shall rely on the information provided by the Holders, which absent manifest error shall be binding.  Any claim of manifest error by the Company must be made no later than five (5) Trading Days after VWADP is determined by the Holders and provided to the Company.

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued (provided the Securities and Exchange Commission continues to take the position that such treatment is proper at the time of such exercise).

9. Limitation on Exercise.

(a) Other than as provided elsewhere in this Section 9(a), at no time may a Holder of this Warrant exercise this Warrant if the number of Warrant Shares to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock beneficially owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder beneficially owning more than 4.99% of all of the Common Stock outstanding at such time; provided, however, that upon a Holder providing the Company with sixty-one (61) days notice (the “4.99% Waiver Notice”) that such Holder would like to waive this Section 9(a) with regard to any or all shares of the Warrant Shares issuable upon exercise of this Warrant, this Section 9(a) shall be of no force or effect with regard to those Warrant Shares referenced in the 4.99% Waiver Notice.

(b) Other than as provided elsewhere in this Section 9(b), at no time may a Holder of this Warrant exercise this Warrant if the number of Warrant Shares to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock beneficially owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder beneficially owning in excess of 9.99% of all of the Common Stock outstanding at such time; provided, however, that upon a Holder providing the Company with sixty-one (61) days notice (the “9.99% Waiver Notice”) that such Holder would like to waive this Section 9(b) with regard to any or all shares of the Warrant Shares issuable upon exercise of this Warrant, this Section 9(b) shall be of no force or effect with regard to those Warrant Shares referenced in the 9.99% Waiver Notice.

10. Fractional Shares.  The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant, but shall instead round each fractional share up to another whole share.

11. Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified below prior to 5:00 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified below on a day that is not a Business Day or later than 5:00 p.m. (New York City time) on a Business Day, (iii) the Business Day following the date of mailing if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

True Drinks Holdings, Inc.
18552 MacArthur Boulevard
Suite 325
Irvine, CA 91612
Telephone:  (949) 203-3500
Fax No:  949-825-5995
Attention:  Dan Kerker

If to the Holder:

[______________________________]
Telephone:_____________
Facsimile:______________
Attention:______________

or to such other address, email, facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  As used herein, the term “Business Day” shall mean any day other than (a) a Saturday or Sunday and (b) any day on which banks are required or permitted to be closed in New York, New York.  All references to “days” shall mean calendar days unless otherwise stated.

12. Warrant Agent.  The Company shall serve as warrant agent under this Warrant.  Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent.  Any corporation and/or other entity into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party shall be a successor warrant agent under this Warrant without any further act.  Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

13. Automatic Conversion upon Expiration.  In the event that, upon the Expiration Date, the closing price per share of Common Stock (or other security issuable upon the exercise hereof) is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be converted on a cashless exercise basis pursuant to Section 8 hereof as to all Warrant Shares (or such other securities) for which it shall not previously have been exercised.  Upon surrender of this Warrant, the Company shall promptly deliver a certificate representing the Warrant Shares (or such other securities) issued upon such conversion to the Holder.

14. Loss or Mutilation.  Upon receipt by the Company of evidence satisfactory to it (in the exercise of reasonable discretion) of the ownership of and the loss, theft, destruction or mutilation of any Warrant and (in the case of mutilation) upon surrender and cancellation thereof, the Company will execute and deliver in lieu thereof a new Warrant of like tenor.

15. Miscellaneous.

(a) Assignment; Binding Agreement.  Subject to the restrictions on transfer set forth in Section 3, this Warrant may be transferred or assigned by the Holder to a Permitted Transferee pursuant to Section 3 provided, that, among other things, the Permitted Transferee covenants to be bound by the terms hereof.  This Warrant may not be assigned by the Company, except to a successor in the event of a Fundamental Transaction.  This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.  Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant.

(b) No Interference.  The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, seek to call or redeem this Warrant or avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against dilution or other impairment.  Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares, free from all taxes, liens, security interests, encumbrances, preemptive or similar rights and charges of stockholders (other than those imposed by the Holders), on the exercise of the Warrant, and (iii) will not close its stockholder books or records in any manner which interferes with the timely exercise of this Warrant.

(c) Remedies; Specific Performance.  The Company acknowledges and agrees that there would be no adequate remedy at law to the Holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant and accordingly, the Company agrees that, in addition to any other remedy to which the Holder may be entitled at law or in equity, the Holder shall be entitled to seek to compel specific performance of the obligations of the Company under this Warrant, without the posting of any bond, in accordance with the terms and conditions of this Warrant in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of this Warrant, the Company shall not raise the defense that there is an adequate remedy at law. Except as otherwise provided by law, a delay or omission by the Holder hereof in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy shall be exclusive of any other remedy. All available remedies shall be cumulative.

(d) Amendments and Waivers.  No terms of this Warrant may be amended, waived or modified except by the express written consent of the Company and the Holder.

(e) Governing Law; Venue; Waiver Of Jury Trial, Etc. This Warrant shall be governed by and construed solely and exclusively under and pursuant to the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.  Each of the parties hereto expressly and irrevocably (1) agree that any legal suit, action or proceeding arising out of or relating to this Warrant will be instituted exclusively in either the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waive any objection they may have now or hereafter to the venue of any such suit, action or proceeding, and (3) consent to the in personam jurisdiction of either the New York State Supreme Court, County of New York, or the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the parties hereto further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in either the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agree that service of process upon it mailed by certified mail to its address herein will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS WARRANT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. THE PARTY PREVAILING THEREIN SHALL BE ENTITLED TO PAYMENT FROM THE OTHER PARTY HERETO OF ALL OF ITS REASONABLE COUNSEL FEES AND DISBURSEMENTS.

(f) Headings  The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(g) Partial Invalidity.  In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

16. Failure to Pay.  Notwithstanding anything to the contrary provided herein or elsewhere, if any payment hereunder or elsewhere is due to a Holder, and such payment is not made (even if a payment is not permitted to be paid because insufficient capital is available under applicable law to make such payment), interest on such payment (in addition to any other interest and/or penalties that become due), shall accrue at the rate of the lesser of (i) 17% per annum, and (ii) the maximum amount permitted by applicable law, and all interest shall accumulate daily until all payments are made, including interest and penalties.  Nothing in this Section 16 shall be deemed to constitute a waiver and/or election of remedies by a Holder, all of which other remedies a Holder reserves its rights to pursue, whether in law or equity.

17. Counterparts.  This Warrant may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or a signature transmitted by email shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or emailed signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

TRUE DRINKS HOLDINGS, INC.

By:
Name:
Title:

[PURCHASER’S NAME]

By:_________________________
Name:
Title:

EXHIBIT A

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To:  TRUE DRINKS HOLDINGS, INC.

The undersigned is the Holder of Warrant No. _______ (the “Warrant”) issued by True Drinks Holdings, Inc., a Nevada corporation (the “Company”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(a)	The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

(b)	The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(c)	The Holder shall make Payment of the Exercise Price as follows (check one):

______   “Cash Exercise” under Section 8

______   “Cashless Exercise” under Section 8

(d)	If the holder is making a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(e)	Pursuant to this exercise, the Company shall deliver to the holder ______________ Warrant Shares in accordance with the terms of the Warrant.

(f)	Following this exercise, the Warrant shall be exercisable to purchase a remaining total of ______________ Warrant Shares.

(g)
Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder that, after giving effect to the exercise provided for in this Exercise Notice, the Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock as determined pursuant to the provisions of Section 9 of the Warrant.

(h)	The Holder represents that, as of the date of exercise:

i.
the Warrant Shares being purchased pursuant to this Exercise Notice are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale; and

ii.	the Holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the 1933 Act.

(i)
If the Holder cannot make the representations required in Section (h), above, because any such representation would be factually incorrect, it shall be a condition to the exercise of the Warrant that the Company receive such other representations as the Company considers necessary, acting reasonably, to assure the Company that the issuance of securities upon exercise of this Warrant shall not violate any United States or other applicable securities laws.

Dated: ,
(Print name of the warrant holder)

(Signature) (Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Name and title of signatory, if applicable)
Address: _______________________________ _______________________________

EXHIBIT B

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase  ____________ shares of Common Stock of True Drinks Holdings, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of True Drinks Holdings, Inc. with full power of substitution in the premises.

The undersigned transferee agrees to be bound by the covenants of the Holder during the term of the Warrant.

The undersigned transferee agrees, represents and warrants that:

i.
the Warrant being purchased pursuant to this Assignment is being acquired solely for the transferee’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale; and

ii.	the undersigned transferee is an “accredited investor” as such term is defined in Rule501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the 1933 Act.

If the undersigned transferee cannot make the representations required in clause (ii) above because any such representation would be factually incorrect, it shall be a condition to the transfer of the Warrant that the Company receive such other representations as the Company considers necessary, acting reasonably, to assure the Company that the transfer of this Warrant shall not violate any United States or other applicable securities laws.

Dated: ______________, ____

TRANSFEROR	TRANSFEREE
______________________________________ (Print name of Transferor)	______________________________________ (Print name of Transferee)
______________________________________ (Signature of Transferor)	______________________________________ (Signature of Transferee)
______________________________________ (Print name of signatory, if applicable)	______________________________________ (Print name of signatory, if applicable)
______________________________________ (Print title of signatory, if applicable)	______________________________________ (Print title of signatory, if applicable)
Address: ______________________________________ ______________________________________	Address: ______________________________________ ______________________________________